Exhibit 99.1

BBX Capital Corporation Reports Financial Results

For the Second Quarter 2020

FORT LAUDERDALE, Florida – August 10, 2020 – BBX Capital Corporation (NYSE: BBX, OTCQX: BBXTD) (“BBX Capital” or the “Company”) reported today its financial results for the quarter ended June 30, 2020.

Selected highlights of BBX Capital’s consolidated financial results include:

Second Quarter 2020 Compared to Second Quarter 2019:

•	Total consolidated revenues of $94.3 million vs. $245.7 million

•	Net loss attributable to shareholders of $(35.8) million vs. $(11.6) million

•	Diluted loss per share of $(1.96) vs. $(0.62) (1)

•	Adjusted EBITDA of $(16.2) million vs. $33.1 million (2)

•	Free cash flow of $12.2 million vs. $0.3 million (2)

(1)	Per share amounts were retroactively adjusted to reflect the one-for-five reverse stock split of BBX Capital’s Class A and Class B Common Stock that was effected in July 2020.
(2)	See the supplemental tables included in this release for a reconciliation of BBX Capital’s net income to Adjusted EBITDA and its cash flow from operating activities to free cash flow.

Balance Sheet as of June 30, 2020 Compared to December 31, 2019:

•	Total consolidated assets of $1.7 billion vs $1.8 billion

•	Total shareholders’ equity of $488.6 million vs. $549.8 million

•	Fully diluted book value per share of $25.30 vs. $29.20 (1) (3)

(3)	Fully diluted book value per share is shareholders’ equity divided by the number of Class A and Class B common shares and unvested restricted stock awards outstanding as of period end.

Alan B. Levan, Chairman and Chief Executive Officer of BBX Capital Corporation, commented, “Our businesses have been significantly impacted by the COVID-19 pandemic, including the closure of Bluegreen’s sales operations and IT’SUGAR’s retail locations during most of the second quarter. However, we took various steps to manage liquidity and mitigate our losses despite significant declines in revenue. These included reductions in selling, general and administrative expenses and planned capital expenditures. We are pleased that we have reopened many of the previously closed operations. This continues to be an unprecedented event in the United States and globally, and it is currently impossible to predict the duration or severity of the pandemic or if and when the economy and many of our businesses will return to pre-pandemic levels. But we believe that we are executing a prudent plan of action in response to the current circumstances and will seek to continue taking appropriate actions as conditions develop in the future.

“During the second quarter, we also announced a proposed spin-off of all of our businesses other than Bluegreen into a separate, publicly-traded company, which would result in the Company becoming a “pure play” vacation ownership company through our investment in Bluegreen. We believe that the proposed spin-off reflects our commitment to building long-term value for our shareholders.

“As we have stated previously, our objective at BBX Capital is long term growth as measured by increases in book value and intrinsic value over time, and despite the challenging and fluid environment we find ourselves in, we remain committed to that goal,” Levan concluded.

Additional Information

For more complete and detailed information regarding BBX Capital and its financial results, business, operations, investments, and risks, please see BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2019 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, which is available on the SEC’s website, https://www.sec.gov, and on BBX Capital’s website, www.BBXCapital.com.

COVID-19 Update

The disruptions arising from the COVID-19 pandemic and the recessionary economic environment had a significant adverse impact on the Company’s financial condition and operations during the three and six months ended June 30, 2020.

On March 23, 2020, Bluegreen temporarily closed all of its VOI sales centers; retail marketing operations at Bass Pro Shops and Cabela’s stores and outlet malls; and Choice Hotels call transfer program. In connection with these actions, Bluegreen canceled existing owner reservations through May 15, 2020 and new prospect guest tours through June 30, 2020. Further, some of Bluegreen’s Club and Club Associate Resorts were closed. Beginning in mid-May 2020, Bluegreen started the process of recommencing its sales and marketing operations, and its resorts began to welcome guests as government mandates were lifted. By June 30, 2020, 64 Bass Pro Shops and Cabela’s stores (out of the 89 that were open in March 2020) were open, Bluegreen reactivated its Choice Hotels call transfer program, virtually all of its resorts were open, and 21 of its 26 VOI sales centers were open for sales to existing owners, one of which was open for sales to new prospects. As of July 31, 2020, 23 VOI sales centers were open for sales to existing owners, 17 of which were open for sales to new prospects. System-wide sales of VOIs were $30.9 million in July 2020. In addition, as of July 31, 2020, Bluegreen was marketing vacation packages at 85 Bass Pro and Cabela’s stores. However, increased COVID-19 cases in certain markets in July 2020 resulted in increases in cancelations of marketing guest stays (and consequently, new owner prospects), and it is impossible to predict whether this trend will continue or worsen or the extent of the adverse impact this may have on Bluegreen.

Recent construction activities remain ongoing at BBXRE’s existing projects, including its Beacon Lakes Community and multifamily apartment developments sponsored by the Altman Companies. In addition, following some disruptions in March and April 2020, sales at BBXRE’s single-family home developments have generally returned to pre-pandemic levels, while the Altman Companies has collected in excess of 95% of the rents at the multifamily apartment communities under its management through July 2020. However, the effects of the pandemic, including increased unemployment and economic uncertainty, as well as recent increases in the number of cases in Florida and throughout the United States, have impacted rental activities at the multifamily apartment developments sponsored by the Altman Companies, including a decline in tenant demand and in the volume of new leases at certain of its communities, which has resulted in an increase in concessions offered to prospective and renewing tenants.

BBX Sweet Holdings temporarily closed all of its IT’SUGAR retail locations in March 2020 and had reopened 85 of these locations as of June 30, 2020 (although 4 locations were subsequently closed as of July 31, 2020 as a result of governments reimplementing mandated closures). The reopened IT’SUGAR locations have achieved sales volumes at approximately 43-48% of pre-pandemic levels (as compared to the comparable period in 2019). There is no assurance that these sales volumes will improve or will not further decline, as the duration and severity of the COVID-19 pandemic and its effects on demand and future sales levels and the potential impact of the pandemic on consumer behavior, remain uncertain. IT’SUGAR has reached agreements for rent concessions with some of the landlords of its retail locations through June 30, 2020; however, it has not fully paid rent for many of its locations since April 2020 and remains in negotiations with many of the landlords of its locations relating to concessions for prior and future periods. There is no assurance that IT’SUGAR will be able to reach agreements with its landlords or that it will be in a position to meet its obligations under the terms of any of its lease agreements, as may be amended, in the future.

To date, Renin has not been significantly impacted by the COVID-19 pandemic, and it has continued to operate both of its manufacturing and distribution facilities, source various products and raw materials from China and Vietnam, and sell its products through various channels. Although Renin has experienced a decline in sales to certain customers as a result of concerns related to the pandemic, these declines have been offset by an increase in sales to customers through its retail and commercial channels, which resulted in improved sales during the second quarter of 2020 as compared to the same 2019 period.

Although the impact of the COVID-19 pandemic on the Company’s principal investments and management’s efforts to mitigate the effects of the pandemic have varied, BBX Capital and its subsidiaries have sought to take steps to manage expenses through cost saving initiatives and reductions in employee head count and to increase liquidity and strengthen the Company’s financial position, including maintaining availability under lines of credit, reducing planned capital expenditures, and suspending the payment of regular quarterly dividends. As of June 30, 2020, the Company’s consolidated cash and cash equivalents were $348.0 million, including $138.6 million held by BBX Capital and its subsidiaries other than Bluegreen.

For additional information with respect to the impact of the COVID-19 pandemic on BBX Capital and its principal investments, please see BBX Capital’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

Non-GAAP Financial Measures

The Company refers to certain non-GAAP financial measures in this press release, including EBITDA, Adjusted EBITDA, System-wide Sales of VOIs, and Free Cash Flow. Please see the supplemental tables herein for how these terms are defined and for reconciliations of such measures to the most comparable GAAP financial measures.

Financial Results

The following selected information relates to the financial results of Bluegreen Vacations, BBX Capital Real Estate, BBX Sweet Holdings, and Renin.

Bluegreen Vacations - Selected Financial Data

Selected highlights of Bluegreen Vacations’ financial results include:

Second Quarter 2020 Compared to Second Quarter 2019:

•	Sales of Vacation Ownership Interests (“VOIs”) of $9.1 million vs. $68.3 million

•	System-wide sales of VOIs of $13.1 million vs. $163.6 million

•	Fee-based sales commissions of $1.1 million vs. $55.3 million

•	Other fee-based services revenue of $26.4 million vs. $30.7 million

•	Loss before income taxes of $(12.0) million vs. $ (10.0) million

•	Adjusted EBITDA of $(4.1) million vs. $28.7 million (4)

•	Free cash flow of $21.2 million vs. $(6.3) million (4)

(4)	See the supplemental tables included in this release for a reconciliation of Bluegreen’s net income to Adjusted EBITDA and its cash flow from operating activities to free cash flow.

In addition to BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2019 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, more complete and detailed information regarding Bluegreen Vacations and its financial results, business, operations, and risks can be found in Bluegreen Vacations’ Annual Report on Form 10-K for the year ended December 31, 2019 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, which will be available on the SEC’s website, https://www.sec.gov, and on Bluegreen Vacations’ website, www.BluegreenVacations.com, upon filing with the SEC, which is expected to occur no later than August 10, 2020.

BBX Capital Real Estate - Selected Financial Data

Selected highlights of BBX Capital Real Estate’s (“BBXRE”) financial results include:

Second Quarter 2020 Compared to Second Quarter 2019:

•	Revenues of $3.3 million vs. $10.8 million (including net gains on the sales of real estate assets of $0 vs $9.7 million)

•	Equity in net earnings of unconsolidated real estate joint ventures of $0.1 million vs. $8.8 million

•	Loss before income taxes of $(0.4) million vs. income before income taxes of $19.1 million

BBXRE’s operating results for the quarter ended June 30, 2020 as compared to the same 2019 period reflect a decrease in revenues and equity in net earnings of unconsolidated real estate joint ventures primarily due to sales of real estate assets by BBXRE and certain of its joint ventures during the 2019 period and the recognition of $2.7 million of impairment losses in the 2020 period primarily related to a decline in the estimated fair values of certain of BBXRE’s investments in joint ventures, partially offset by an increase in net profits from the sale of developed lots to homebuilders at the Beacon Lake Community development.

BBX Sweet Holdings - Selected Financial Data

Selected highlights of BBX Sweet Holdings’ (“BBXSH”) financial results include:

Second Quarter 2020 Compared to Second Quarter 2019:

•	Trade sales of $5.2 million vs. $25.9 million

•	Gross margin of $(3.8) million vs. $9.6 million

•	Gross margin percentage of (72.4)% vs. 37.2%

•	Loss before income taxes of $(10.0) million vs. $(0.9) million

•	Adjusted EBITDA of $(7.3) million vs $0.4 million (5)

(5)	See the supplemental tables included in this release for a reconciliation of BBX Sweet Holdings’ net income to Adjusted EBITDA.

BBX Sweet Holdings’ operating results for the quarter ended June 30, 2020 as compared to the same 2019 period reflect the significant impact of the COVID-19 pandemic on BBX Sweet Holdings’ operations, including the temporary closing of all of IT’SUGAR’s retail locations in March 2020 and the impact on consumer demand following the reopening of various locations in May and June 2020, which resulted in negative gross margin and gross margin percentage as a result of ongoing lease costs associated with its retail and manufacturing locations, partially offset by a net decrease in selling, general, and administrative expenses primarily due to temporary and permanent staff reductions implemented as a result of the pandemic, including the furlough of all of IT’SUGAR’s store employees and the majority of its corporate employees from March 2020 through June 2020.

Renin - Selected Financial Data

Selected highlights of Renin’s financial results include:

Second Quarter 2020 Compared to Second Quarter 2019:

•	Trade sales of $17.2 million vs. $15.3 million

•	Gross margin of $3.3 million vs. $2.5 million

•	Gross margin percentage of 19.4% vs. 16.0%

•	Income before income taxes of $1.2 million vs. $15,000

•	Adjusted EBITDA of $1.6 million vs $0.5 million (6)

(6)	See the supplemental tables included in this release for a reconciliation of Renin’s net income to Adjusted EBITDA.

Renin’s operating results for the quarter ended June 30, 2020 as compared to the same 2019 period reflect an increase in trade sales primarily associated with a net increase in trade sales to customers through its retail and commercial channels, an improvement in gross margin percentage which reflects wage subsidies provided for employees in Renin’s manufacturing facility in Canada, and a decrease in selling, general and administrative expenses primarily due to lower travel and trade show expenses as a result of travel restrictions associated with the COVID-19 pandemic.

About BBX Capital Corporation: BBX Capital Corporation (NYSE: BBX) (OTCQX: BBXTD) is a Florida-based diversified holding company whose principal investments include Bluegreen Vacations Corporation (NYSE: BXG), BBX Capital Real Estate, BBX Sweet Holdings, and Renin. For additional information, please visit www.BBXCapital.com.

About Bluegreen Vacations Corporation: Bluegreen Vacations Corporation (NYSE: BXG) is a leading vacation ownership company that markets and sells vacation ownership interests and manages resorts in popular leisure and urban destinations. The Bluegreen Vacation Club is a flexible, points-based, deeded vacation ownership plan with approximately 219,000 owners, 68 Club and Club Associate Resorts, and access to almost 11,400 other hotels and resorts through partnerships and exchange networks as of June 30, 2020. Bluegreen Vacations also offers a portfolio of comprehensive, fee-based resort management, financial, and sales and marketing services to, or on behalf of, third parties. Bluegreen is approximately 93% owned by BBX Capital Corporation (NYSE: BBX) (OTCQX: BBXTD), a diversified holding company. For further information, visit www.BluegreenVacations.com.

BBX Capital Corporation Contact Info

Investor Relations Contact:

Leo Hinkley, Managing Director, Investor Relations Officer

954-940-5300, Email: LHinkley@BBXCapital.com

Media Relations Contacts:

Kip Hunter Marketing, Nicole Lewis / Shannon O’Malley

954-765-1329, Email: nicole@kiphuntermarketing.com, shannon@kiphuntermarketing.com

Forward-Looking Statements

This press release contains forward-looking statements based largely on current expectations of the Company that involve a number of risks and uncertainties. All opinions, forecasts, projections, future plans, or other statements, other than statements of historical fact, are forward-looking statements and can be identified by the use of words or phrases such as “plans,” “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “our view,” “we see,” “would,” and words and phrases of similar import. The forward-looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and involve substantial risks and uncertainties. We can give no assurance that such expectations will prove to be correct. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. Forward-looking statements are based largely on our expectations and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. When considering forward-looking statements, the reader should keep in mind the risks, uncertainties, and other cautionary statements made in this report and in the Company’s other reports filed with the SEC. The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. This press release also contains information regarding the past performance of the Company and its respective investments and operations. The reader should note that prior or current performance is not a guarantee or indication of future performance. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, and all such information should only be viewed as historical data.

Future results and the accuracy of forward-looking statements may be affected by various risks and uncertainties, including the risk factors applicable to the Company which are described in “Item 1. Business – Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended

December 31, 2019 (the “2019 Annual Report”) and the Company’s Current Report on Form 8-K filed with the SEC on March 31, 2020. These risks and uncertainties also include risks relating to public health issues, including, in particular, the COVID-19 pandemic, as it is not currently possible to accurately assess the expected duration and effects of the pandemic on our business. These include required closures of resorts and retail locations, travel and business restrictions, “shelter in place” and “stay at home” orders and advisories, volatility in the global and national economies and equity, credit, and commodities markets, worker absenteeism, quarantines, and other health-related restrictions; the duration and severity of the COVID-19 pandemic and the impact on demand for the Company’s products and services, levels of consumer confidence, and supply chains; actions governments, businesses, and individuals take in response to the pandemic and their impact on economic activity and consumer spending, which will impact the Company’s ability to successfully resume full business operations; the pace of recovery when the COVID-19 pandemic subsides; competitive conditions; the Company’s liquidity and the availability of capital; the effects and duration of steps taken by the Company in response to the COVID-19 pandemic, including the risk of lease defaults and the inability to rehire or replace furloughed employees; risks that the Company’s current or future business and marketing alliances may not be available to it in the future; risks that default rates may increase and exceed the Company’s expectations; risks related to the Company’s indebtedness, including the potential for accelerated maturities and debt covenant violations; the risk of heightened litigation as a result of actions taken in response to the COVID-19 pandemic or otherwise; the impact of the COVID-19 pandemic and other factors on the Company’s ability to pay dividends, including that the risk that future dividends may not be paid at historical rates or at all; risks relating to a recessionary economy and its impact on consumers, including, but not limited to, their income, their level of discretionary spending, and their views towards the hospitality and retail industries; and the risk that certain of the Company’s operations, including Bluegreen’s resort management and finance operations, may not continue to generate recurring sources of cash during or following the pandemic to the extent anticipated or at all.

Reference is also made to the other risks and uncertainties described in BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2019 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, which will be available on the SEC’s website, https://www.sec.gov, and on BBX Capital’s website, www.BBXCapital.com, upon filing with the SEC, which is expected to occur no later than August 10, 2020. The Company cautions that the foregoing factors are not exclusive, and that the reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made.

Additional Information and Where to Find It; Participant Information

The proposed spin-off referenced in this press release and the Company’s contemplated name change in connection with the spin-off will be submitted to the shareholders of the Company for their consideration. In connection therewith, the Company will file a proxy statement with the SEC. The definitive proxy statement will be mailed to the Company’s shareholders when available. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED SPIN-OFF.

The Company and its directors and executive officers may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed spin-off. Information regarding the Company’s directors and executive officers, including their names and interests in the Company, is set forth in Amendment No. 1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the SEC on April 29, 2020. Additional information regarding persons who may be deemed to be participants in the solicitation of proxies in respect of the proposed spin-off, including their names and interests in the Company, will be contained in the definitive proxy statement to be filed by the Company with the SEC and mailed to the Company’s shareholders when available.

Copies of all documents filed by the Company with the SEC are available, free of charge, on the SEC’s website at https://www.sec.gov and in the Investor Relations section of the Company’s website at www.BBXCapital.com. In addition, the Company’s shareholders may obtain copies of the documents filed by the Company with the SEC at no charge by contacting the Company’s Investor Relations Department by mail at BBX Capital Corporation, 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301, or by phone at 954-940-5300.

The following supplemental table presents BBX Capital’s Consolidating Statement of Operations (unaudited) for the three months ended June 30, 2020 (in thousands):

	Bluegreen	BBX Capital Real Estate	BBX Sweet Holdings	Renin	Other	Reconciling Items and Eliminations	Segment Total
Revenues:
Sales of VOIs	$9,054	—	—	—	—	—	9,054
Fee-based sales commissions	1,135	—	—	—	—	—	1,135
Other fee-based services	26,413	—	—	—	—	—	26,413
Cost reimbursements	11,850	—	—	—	—	—	11,850
Trade sales	—	—	5,248	17,175	628	(8)	23,043
Sales of real estate inventory	—	2,839	—	—	—	—	2,839
Interest income	20,108	81	13	—	—	(703)	19,499
Net gains on sales of real estate assets	—	13	—	—	—	—	13
Other revenue	—	327	85	—	224	(163)	473

Total revenues	68,560	3,260	5,346	17,175	852	(874)	94,319

Costs and expenses:
Cost of VOIs sold	1,038	—	—	—	—	—	1,038
Cost of other fee-based services	18,535	—	—	—	—	—	18,535
Cost reimbursements	11,850	—	—	—	—	—	11,850
Cost of trade sales	—	—	9,045	13,852	(504)	(8)	22,385
Cost of real estate inventory sold	—	1,474	—	—	—	—	1,474
Interest expense	8,540	—	55	71	2	834	9,502
Recoveries from loan losses, net	—	(1,525)	—	—	—	—	(1,525)
Impairment losses	—	2,710	595	—	—	—	3,305
Selling, general and administrative expenses	40,880	1,125	5,740	2,035	792	8,755	59,327

Total costs and expenses	80,843	3,784	15,435	15,958	290	9,581	125,891

Equity in net earnings of unconsolidated real estate joint ventures	—	145	—	—	—	—	145
Other income	273	—	75	—	—	61	409
Foreign exchange loss	—	—	—	(6)	—	—	(6)

(Loss) income before income taxes	$(12,010)	(379)	(10,014)	1,211	562	(10,394)	(31,024)

The following supplemental table presents BBX Capital’s Consolidating Statement of Operations (unaudited) for the three months ended June 30, 2019 (in thousands):

	Bluegreen	BBX Capital Real Estate	BBX Sweet Holdings	Renin	Other	Reconciling Items and Eliminations	Segment Total
Revenues:
Sales of VOIs	$68,302	—	—	—	—	—	68,302
Fee-based sales commissions	55,343	—	—	—	—	—	55,343
Other fee-based services	30,703	—	—	—	—	—	30,703
Cost reimbursements	14,007	—	—	—	—	—	14,007
Trade sales	—	—	25,857	15,339	3,871	(6)	45,061
Sales of real estate inventory	—	424	—	—	—	—	424
Interest income	21,875	263	14	—	32	(666)	21,518
Net gains on sales of real estate assets	—	9,664	—	—	—	—	9,664
Other revenue	—	441	82	—	412	(264)	671

Total revenues	190,230	10,792	25,953	15,339	4,315	(936)	245,693

Costs and expenses:
Cost of VOIs sold	10,572	—	—	—	—	—	10,572
Cost of other fee-based services	19,049	—	—	—	—	—	19,049
Cost reimbursements	14,007	—	—	—	—	—	14,007
Cost of trade sales	—	—	16,237	12,889	1,708	(6)	30,828
Cost of real estate inventory sold	—	—	—	—	—	—	—
Interest expense	10,061	—	54	116	1	1,429	11,661
Recoveries from loan losses, net	—	(1,424)	—	—	—	—	(1,424)
Impairment losses	—	—	—	—	2,138	—	2,138
Selling, general and administrative expenses	148,543	1,879	10,563	2,442	3,532	11,884	178,843

Total costs and expenses	202,232	455	26,854	15,447	7,379	13,307	265,674

Equity in net earnings of unconsolidated real estate joint ventures	—	8,759	—	—	—	—	8,759
Other income	1,993	8	17	152	2	117	2,289
Foreign exchange loss	—	—	—	(29)	—	—	(29)

(Loss) income before income taxes	$(10,009)	19,104	(884)	15	(3,062)	(14,126)	(8,962)

The following supplemental table presents BBX Capital’s Consolidating Statement of Operations (unaudited) for the six months ended June 30, 2020 (in thousands):

	Bluegreen	BBX Capital Real Estate	BBX Sweet Holdings	Renin	Other	Reconciling Items and Eliminations	Segment Total
Revenues:
Sales of VOIs	$54,182	—	—	—	—	—	54,182
Fee-based sales commissions	42,500	—	—	—	—	—	42,500
Other fee-based services	55,727	—	—	—	—	—	55,727
Cost reimbursements	30,970	—	—	—	—	—	30,970
Trade sales	—	—	26,577	34,621	2,738	(16)	63,920
Sales of real estate inventory	—	9,278	—	—	—	—	9,278
Interest income	41,974	185	27	—	—	(1,371)	40,815
Net losses on sales of real estate assets	—	(34)	—	—	—	—	(34)
Other revenue	—	787	204	—	473	(417)	1,047

Total revenues	225,353	10,216	26,808	34,621	3,211	(1,804)	298,405

Costs and expenses:
Cost of VOIs sold	5,137	—	—	—	—	—	5,137
Cost of other fee-based services	40,246	—	—	—	—	—	40,246
Cost reimbursements	30,970	—	—	—	—	—	30,970
Cost of trade sales	—	—	23,815	28,127	231	(16)	52,157
Cost of real estate inventory sold	—	6,106	—	—	—	—	6,106
Interest expense	17,358	—	116	185	5	1,671	19,335
Recoveries from loan losses, net	—	(5,037)	—	—	—	—	(5,037)
Impairment losses	—	2,710	25,303	—	3,575	—	31,588
Selling, general and administrative expenses	143,077	3,461	16,640	4,653	2,535	16,814	187,180

Total costs and expenses	236,788	7,240	65,874	32,965	6,346	18,469	367,682

Equity in net earnings of unconsolidated real estate joint ventures	—	696	—	—	—	—	696
Other income (expense)	406	—	114	(3)	—	123	640
Foreign exchange gain	—	—	—	272	—	—	272

(Loss) income before income taxes	$(11,029)	3,672	(38,952)	1,925	(3,135)	(20,150)	(67,669)

The following supplemental table presents BBX Capital’s Consolidating Statement of Operations (unaudited) for the six months ended June 30, 2019 (in thousands):

	Bluegreen	BBX Capital Real Estate	BBX Sweet Holdings	Renin	Other	Reconciling Items and Eliminations	Segment Total
Revenues:
Sales of VOIs	$120,033	—	—	—	—	—	120,033
Fee-based sales commissions	100,555	—	—	—	—	—	100,555
Other fee-based services	60,271	—	—	—	—	—	60,271
Cost reimbursements	31,051	—	—	—	—	—	31,051
Trade sales	—	—	47,988	34,682	8,390	(15)	91,045
Sales of real estate inventory	—	4,660	—	—	—	—	4,660
Interest income	43,883	465	29	—	56	(1,500)	42,933
Net gains on sales of real estate assets	—	10,996	—	—	—	—	10,996
Other revenue	—	1,125	96	—	863	(583)	1,501

Total revenues	355,793	17,246	48,113	34,682	9,309	(2,098)	463,045

Costs and expenses:
Cost of VOIs sold	14,420	—	—	—	—	—	14,420
Cost of other fee-based services	41,042	—	—	—	—	—	41,042
Cost reimbursements	31,051	—	—	—	—	—	31,051
Cost of trade sales	—	—	31,634	28,006	3,493	(15)	63,118
Cost of real estate inventory sold	—	2,643	—	—	—	—	2,643
Interest expense	19,567	—	98	256	2	2,886	22,809
Recoveries from loan losses, net	—	(2,385)	—	—	—	—	(2,385)
Impairment losses	—	—	—	—	2,756	—	2,756
Selling, general and administrative expenses	239,632	4,373	20,774	5,477	7,465	23,990	301,711

Total costs and expenses	345,712	4,631	52,506	33,739	13,716	26,861	477,165

Equity in net earnings of unconsolidated real estate joint ventures	—	8,742	—	—	—	—	8,742
Other income	2,082	170	227	152	7	164	2,802
Foreign exchange loss	—	—	—	(24)	—	—	(24)

Income (loss) before income taxes	$12,163	21,527	(4,166)	1,071	(4,400)	(28,795)	(2,600)

The following supplemental table presents Bluegreen’s System-wide sales of VOIs (1) and a reconciliation of Bluegreen’s Sales of VOIs to its System-wide sales of VOIs (unaudited) (in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Sales of VOIs	$9,054	68,302	54,182	120,033
Provision for loan losses	1,846	11,919	32,199	23,072

Gross Sales of VOI’s	10,900	80,221	86,381	143,105
Plus: Fee-based sales	2,199	83,352	64,107	150,146

System-wide sales of VOIs, net	$13,099	163,573	150,488	293,251

(1)

System-wide Sales of VOIs is a non-GAAP measure and represents all sales of VOIs, whether owned by Bluegreen or a third party immediately prior to the sale. Sales of VOIs owned by third parties are transacted as sales of VOIs in Bluegreen’s Vacation Club through the same selling and marketing process it uses to sell its VOI inventory. Bluegreen considers system-wide sales of VOIs to be an important operating measure because it reflects all sales of VOIs by its sales and marketing operations without regard to whether Bluegreen or a third party owned such VOI inventory at the time of sale. System-wide sales of VOIs should not be considered as an alternative to sales of VOIs or any other measure of financial performance derived in accordance with GAAP or to any other method of analyzing results as reported under GAAP.

The following supplemental table presents BBX Capital’s free cash flow (2) and a reconciliation of cash flow from operating activities to free cash flow (unaudited) (in thousands):

	For the Three Months Ended		For the Six Months Ended
	June 30, 2020		June 30, 2020
	2020	2019	2020	2019
Cash flow from operating activities	$13,980	8,860	(16,014)	2,294
Capital expenditures for property and equipment	(1,810)	(8,551)	(8,157)	(18,244)

Free cash flow	$12,170	309	(24,171)	(15,950)

The following supplemental table presents Bluegreen’s free cash flow (2) and a reconciliation of Bluegreen’s cash flows from operating activities to its free cash flow (unaudited) (in thousands):

	For the Three Months Ended		For the Six Months Ended
	June 30, 2020		June 30, 2020
	2020	2019	2020	20019
Cash flow from operating activities	$22,823	670	8,997	11,612
Capital expenditures for property and equipment	(1,576)	(7,009)	(4,542)	(14,516)

Free cash flow	$21,247	(6,339)	4,455	(2,904)

(2)

Free cash flow is a non-GAAP measure and is defined as cash provided by operating activities less capital expenditures for property and equipment. The Company and Bluegreen focus on the generation of free cash flow. The Company considers free cash flow to be a useful supplemental measure of the Company’s and Bluegreen’s ability to generate cash flow from operations and is a supplemental measure of liquidity. Free cash flow should not be considered as an alternative to cash flow from operating activities as a measure of its liquidity. The Company’s computation of free cash flow may differ from the methodology utilized by other companies. Investors are cautioned that the items excluded from free cash flow are a significant component in understanding and assessing the Company’s financial performance.

The following supplemental table presents BBX Capital’s EBITDA and Adjusted EBITDA (3) and a reconciliation of BBX Capital’s net loss to its EBITDA and Adjusted EBITDA (unaudited) (in thousands):

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net loss	$(36,651)	(7,624)	(67,466)	(2,986)
Provision (benefit) for income taxes	5,627	(1,338)	(203)	386

Loss before income taxes	(31,024)	(8,962)	(67,669)	(2,600)
Add/(less):
Interest income (other than interest earned on VOI notes receivable)	(438)	(1,435)	(1,606)	(2,688)
Interest expense	9,502	11,661	19,335	22,809
Interest expense on receivable-backed debt	(4,171)	(5,070)	(8,835)	(10,332)
Franchise taxes	—	25	17	60
Depreciation and amortization	5,687	5,596	11,453	11,218

EBITDA	(20,444)	1,815	(47,305)	18,467
EBITDA attributable to noncontrolling interests	247	(8,043)	(1,592)	(12,237)
Loss (gain) on assets held-for-sale	87	(1,989)	43	(1,980)
Foreign exchange loss (gain)	6	29	(272)	24
Bass Pro Settlement	—	39,121	—	39,121
Impairment losses	3,305	2,138	31,588	2,756
Covid-19 incremental costs	1,368	—	1,474	—
Employee retention credit related to severance	(2,202)	—	(2,202)	—
Severance	2,229	—	6,725	—
Other	(825)	—	(825)	—

Adjusted EBITDA	$(16,229)	33,071	(12,366)	46,151

The following supplemental table presents Bluegreen’s EBITDA and Adjusted EBITDA (3) and a reconciliation of Bluegreen’s net (loss) income to its EBITDA and Adjusted EBITDA (unaudited) (in thousands):

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net (loss) income	$(8,189)	(6,052)	(7,252)	10,817
(Benefit) provision for income taxes	(3,821)	(3,957)	(3,777)	1,346

(Loss) income before income taxes	(12,010)	(10,009)	(11,029)	12,163
Add/(less):
Interest income (other than interest earned on VOI notes receivable)	(1,047)	(1,792)	(2,765)	(3,638)
Interest expense (other than interest expense on receivable-back debt)	4,369	4,991	8,523	9,235
Franchise taxes	—	25	17	60
Depreciation and amortization	3,890	3,504	7,789	6,870

EBITDA	(4,798)	(3,281)	2,535	24,690
EBITDA attributable to the noncontrolling interest in Bluegreen/Big Cedar Vacations	(775)	(5,193)	(1,681)	(6,974)
Loss (gain) on assets held-for-sale	87	(1,989)	43	(1,980)
Bass Pro settlement	—	39,121	—	39,121
Covid-19 incremental costs	1,368	—	1,474	—
Employee retention credit related to severance	(2,202)	—	(2,202)	—
Severance	2,229	—	6,725	—

Adjusted EBITDA	$(4,091)	28,658	6,894	54,857

The following supplemental table presents BBX Sweet Holdings’ EBITDA and Adjusted EBITDA (3) and a reconciliation of BBX Sweet Holdings’ net loss to its EBITDA and Adjusted EBITDA (unaudited) (in thousands):

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net loss	$(10,014)	(884)	$(38,952)	(4,166)
Provision for income taxes	—	—	—	—

Loss before income taxes	(10,014)	(884)	(38,952)	(4,166)
Add/(less):
Interest income	(13)	(14)	(27)	(29)
Interest expense	55	54	116	98
Depreciation and amortization	1,352	1,374	2,785	2,733
Impairment losses	595	—	25,303	—

EBITDA	(8,025)	530	(10,775)	(1,364)
EBITDA attributable to noncontrolling interests	727	(84)	993	32

Adjusted EBITDA	$(7,298)	446	(9,782)	(1,332)

The following supplemental table presents Renin’s EBITDA and Adjusted EBITDA (3) and a reconciliation of Renin’s net income (loss) to its EBITDA and Adjusted EBITDA (unaudited) (in thousands):

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net income (loss)	$940	(3)	$1,652	631
Provision for income taxes	271	18	273	440

Income before income taxes	1,211	15	1,925	1,071
Add:
Interest expense	71	116	185	256
Depreciation and amortization	314	326	620	731

EBITDA	1,596	457	2,730	2,058
Foreign exchange loss (gain)	6	29	(272)	24

Adjusted EBITDA	$1,602	486	$2,458	2,082

(3)

The Company defines EBITDA as earnings or net income before taking into account interest income (excluding interest earned on Bluegreen’s VOI notes receivable), interest expense (excluding interest expense incurred by Bluegreen on financings related to its receivable-backed notes payable), income and franchise taxes, and depreciation and amortization (including Renin’s amortization of product displays provided to customers for marketing purposes that are presented as a reduction of trade sales under GAAP). For purposes of the Company’s EBITDA calculations for BBX Capital and Bluegreen, no adjustments were made for interest income earned on Bluegreen’s VOI notes receivable or the interest expense incurred on debt that is secured by such notes receivable because they are both considered to be part of the operations of Bluegreen’s business.

The Company defines Adjusted EBITDA as EBITDA adjusted for amounts attributable to noncontrolling interests, foreign exchange gains and losses (as exchange rates may vary significantly among companies), and items that the Company believes are not representative of ongoing operating results, including restructuring charges and goodwill impairment losses. Accordingly, severance charges net of employee retention credits and incremental costs associated with the COVID-19 pandemic were excluded in the computation of BBX Capital’s and Bluegreen’s Adjusted EBITDA for the three and six months ended June 30, 2020. In addition, impairments of goodwill and long-lived assets primarily resulting from the effects of the COVID-19 pandemic were excluded in the computation of BBX Capital’s and BBX Sweet Holdings’ Adjusted EBITDA for the three and six months ended June 30, 2020.

The Company considers EBITDA and Adjusted EBITDA to be an indicator of the operating performance of BBX Capital, Bluegreen, BBX Sweet Holdings, and Renin, and they are used to measure their ability to service debt, fund capital expenditures, and expand their businesses. EBITDA is also used by companies, lenders, investors, and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. Additionally, the tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the related depreciation and amortization expense among companies.

The Company considers Adjusted EBITDA to be a useful supplemental measure of the operating performance of BBX Capital, Bluegreen, BBX Sweet Holdings, and Renin that facilitates the comparability of historical financial periods. EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as an indicator of the financial performance of BBX Capital, Bluegreen, BBX Sweet Holdings, and Renin or as an alternative to cash flow from operating activities as a measure of its liquidity. The Company’s computation of EBITDA and Adjusted EBITDA may differ from the methodology utilized by other companies. Investors are cautioned that items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing the financial performance of BBX Capital, Bluegreen, BBX Sweet Holdings, and Renin.